Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 31, 2009 relating to the financial statements, which appears in the Annual Report of Denbury Resources Inc. Employee Stock Purchase Plan on Form 11-K for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
June 23, 2009